Exhibit 10.1

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of 3/25/2023 (the “Amendment Effective Date”), by and between AudioEye, Inc. (the “Company”) and Carr Bettis (“Executive”).

WHEREAS, Executive and the Company are parties to a July 1, 2015 Executive Employment Agreement, which agreement was previously amended effective on May 18, 2021 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement again as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, and intending to be legally bound, the parties agree as follows:

1.                  Effective as of March 31, 2023, Section 4(a) of the Employment Agreement is deleted and replaced in its entirety with the following:

(a)       For all services to be rendered by Executive pursuant to this Agreement in the Position during the Employment Period, the Company agrees to pay Executive a base salary (the “Base Salary”) as follows during the Employment Period:

(i)        On its regular pay dates, the Company shall provide a cash payment to Executive based on an annual rate of $36,000, less applicable deductions and withholdings, pursuant to the Company’s regular payroll practices as in effect.

(ii)       The Company shall pay the remainder of the Base Salary on a monthly basis on the last day of such month through the monthly award of 772 fully vested shares of common stock of the Company. Such awards shall be made pursuant to the AudioEye, Inc. 2020 Equity Incentive Plan or any successor or replacement equity plan adopted by the Board and approved by the stockholders of the Company (the “Plan”). Such awards shall be prorated for any partial months of employment.

2.                 This Amendment shall supersede and replace all prior communications and agreements, formal or informal, concerning the second amendment of the Employment Agreement, and this Amendment may not be amended or revised except by written agreement by the Parties.

3.                 Except as provided herein, the Employment Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Executive and the Company have caused this Amendment to Executive Employment Agreement to be executed as of the Amendment Effective Date.

THE COMPANY	EXECUTIVE

/s/ David Moradi	/s/ Carr Bettis
By: David Moradi	Carr Bettis